
                                                              Exhibit 12.1

SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF THE KROGER CO. AND CONSOLIDATED SUBSIDIARY
  COMPANIES AND UNCONSOLIDATED COMPANIES AS IF CONSOLIDATED FOR THE FIVE FISCAL YEARS ENDED JANUARY 1, 1994


                                                              Five Years Ended
                                   ------------------------------------------------------------------------
                                    January 1,    January 2,     December 28,   December 29,   December 30,
                                       1994          1993           1991           1990           1989
                                    (52 Weeks)     (53 Weeks)     (52 Weeks)     (52 Weeks)     (52 Weeks)
                                   -----------    -----------    ------------   ------------   ------------
                                                            (in thousands of dollars)
Earnings
  Earnings (loss) from
   continuing operations
   before tax expense(credit),
   extraordinary loss and
   cumulative effect of change
   in accounting . . . . . . . .     $283,938       $173,415       $168,595       $142,203        ($8,739)

  Fixed charges. . . . . . . . .      556,008        640,004        687,226        708,455        788,239
  Capitalized interest . . . . .          230           (960)           122            (39)          (839)
                                     --------       --------       --------       --------       --------
                                     $840,176       $812,459       $855,943       $850,619       $778,661
                                     ========       ========       ========       ========       ========

Fixed Charges
  Interest . . . . . . . . . . .     $391,693       $476,932       $536,485       $565,540       $651,038
  Portion of rental payments
   deemed to be interest . . . .      164,315        163,072        150,741        142,915        137,201
                                     --------       --------       --------       --------       --------
                                     $556,008       $640,004       $687,226       $708,455       $788,239
                                     ========       ========       ========       ========       ========

Ration of Earnings to
  Fixed Charges. . . . . . . . .          1.5            1.3            1.2            1.2             -

Dollar Deficiency of
  Coverage . . . . . . . . . . .          N/A            N/A            N/A            N/A        ($9,578)
